Exhibit 99.1

eClickMD, Inc. Files for Financial Reorganization
13 May 2003, 7:00pm ET

AUSTIN, Texas, May 13, 2003 (PRIMEZONE) -- eClickMD, Inc. (OTC BB:ECMD ) today announced that they have filed a voluntary petition under Chapter 11 of the Bankruptcy Code as a part of its financial strategy to ease the Company's debt service associated with years of high-cost technology development. The company is currently negotiating a reorganization plan that it will file with the courts shortly. "We believe the overwhelming positive reception from the healthcare community to our SecureCARE(TM) technology platform has positioned the company for significant growth. With a successful reorganization plan, we will have the opportunity to acquire additional investment funding to support our future success," said Dr. Richard Corlin, Chairman of the Board, eClickMD. "We are excited that the financial strength of the company will be reinforced with a successful reorganization. The company's Board of Directors and management are committed to building a stronger, efficient and agile business enterprise."

The Company has retained Frank B. Lyon, an attorney in Austin, Texas, to assist it in its reorganization.

Safe Harbor Statement: Statements contained herein, other than historical data, may constitute forward-looking statements. When used in this document, the words "estimate," "project," "intends," "expects," "believes," and similar expressions are intended to identify forward-looking statements regarding events and financial trends which may affect the Company's future operating results and financial position. Such statements are not guarantees of the Company's actual results and financial position to differ materially from those included within the forward-looking statements and are subject to risk and uncertainties including, but not limited to the technologies according to contractual performance criteria as well as those risks set forth in the Company's Forms 10-QSB and other SEC filings.

CONTACT: eClickMD, Inc.
Neil Burley, Chief Financial Officer
512-439-3900